EXHIBIT 99.1


G. BRAD BECKSTEAD
-----------------
Certified Public Accountant
                                                         330 E. Warm Springs Rd.
                                                            Las Vegas, NV  89119
                                                                    702.257.1984
                                                                702.362.0540 fax


September 26, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Ichance International, Inc. (formerly Card-Smart Corp) (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000. Effective September 14, 2001, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated September 14, 2001, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that HJ Associates, LLC was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA